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                                                                     EXHIBIT 5.1

                    [FULBRIGHT & JAWORSKI L.L.P. LETTERHEAD]


December 18, 1996



Quanex Corporation
1900 West Loop South, Suite 1500
Houston, Texas 77027

Ladies and Gentlemen:

             We have acted as counsel for Quanex Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933 of 950,000 shares of the Company's common stock, $.50 par value (the "Shares"), and associated rights to purchase shares of the Company's Series A Junior Participating Preferred Stock, to be offered upon the terms and subject to the conditions set forth in the Quanex Corporation 1996 Employee Stock Option and Restricted Stock Plan (the "1996 Plan") and the Quanex Corporation Deferred Compensation Plan, as amended and restated (the "DC Plan").

             In connection therewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation of the Company, the Amended and Restated Bylaws of the Company, the 1996 Plan, the DC Plan, records of relevant corporate proceedings with respect to the offering of the Shares and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions contained herein. We also have reviewed the Company's Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission with respect to the Shares (the "Registration Statement").

             We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

             Based on the foregoing and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the 1996 Plan or the DC Plan, as the case may be, will be validly issued, fully paid and non-assessable.

             The opinions expressed herein are limited exclusively to laws of the State of Texas, the Delaware General Corporation Law and the federal laws of the United States of America, to the extent applicable.

             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                Very truly yours,

                                                /s/ FULBRIGHT & JAWORSKI L.L.P.

                                                Fulbright & Jaworski L.L.P.